EXHIBIT 99.1

Whitney Information Network, Inc. Retains Houlihan Lokey to Conduct Strategic Review

CAPE CORAL, Fla., Sept. 22, 2009 /PRNewswire-FirstCall/ — Whitney Information Network, Inc. (OTC Bulletin Board: RUSS) today announced that it has engaged Houlihan Lokey, an international investment banking firm, to assist the Company in exploring and evaluating strategic alternatives to enhance shareholder value.

“We are excited about Houlihan Lokey joining our team, and we look forward to working with them,” stated Charles M. Peck, CEO of Whitney Information Network.

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About Whitney Information Network, Inc.

Whitney Information Network, Inc. (OTC Bulletin Board: RUSS) is a provider of educational training seminars, conferences and services across multiple delivery channels that help students become financially literate through specialized instruction and mentoring. The company provides students with comprehensive instruction and mentoring in real estate and financial instruments investing, personal finance, entrepreneurism and self-development in the United States, United Kingdom, Canada, Australia and Costa Rica. Additional information can be found at www.wincorporate.com.

Special Note Regarding Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all statements other than those made solely with respect to historical facts. These statements involve known and unknown risks, uncertainties and other factors that may cause the registrant’s actual results or performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include those factors which can be found in our Form 10-K for the year ended December 31, 2008 and our other filings with the Securities and Exchange Commission. Forward-looking statements in this press release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot provide any assurances regarding future results. We undertake no obligation to revise or update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Jane Washburn, Group Marketing Director

Whitney Information Network, Inc.

239/542-0643 x 6291

janewashburn@wincorporate.com